EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2023, relating to our audits of the December 31, 2022 and 2021 financial statements, which appears in Utah Medical Products, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

July 14, 2023